Exhibit 10.1

2013 Bonus and 2014 Compensation Information for Named Executive Officers

Robert Blum, President & CEO: base salary $555,000; 2013 bonus award $249,750; 2014 target bonus 60% of salary.

Sharon Barbari, Exec. Vice President, Finance & CFO: base salary $402,730; 2013 bonus award $140,760; 2014 target bonus 40% of salary.

David Cragg, Sr. Vice President, Human Resources: base salary $286,340; 2013 bonus award $75,060; 2014 target bonus 35% of salary.

Fady Malik, Sr. Vice President, Research and Early Development: base salary $390,500; 2013 bonus award $98,513; 2014 target bonus 35% of salary.

Andrew Wolff, Sr. Vice President, Clinical Research and Development and Chief Medical Officer: base salary $388,000; 2013 bonus award $108,640; 2014 target bonus 35% of salary.